Form 4 Joint Filer Information

Name:
Jay J. Salkini
Address:
c/o TECORE, Inc.
7165 Columbia Gateway Dr.
Designated Filer:
TECORE, Inc.
Issuer & Tickler Symbol:
Airnet Communications Corp. (ANCC)
Date of Event
   Requiring Statement:
4/20/06
Signature
By:  /s/ Jay J. Salkini
        President